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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the
Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

United States (State of Incorporation)	41-0417860 (I.R.S. Employer Identification No.)
U.S. Bank Trust Center 180 East Fifth Street St. Paul, Minnesota (Address of Principal Executive Offices)	55101 (Zip Code)

COSTCO WHOLESALE CORPORATION
(Exact name of Registrant as specified in its charter)

Washington (State of Incorporation)	33-0572969 (I.R.S. Employer Identification No.)
999 Lake Drive Issaquah, Washington (Address of Principal Executive Offices)	98027 (Zip Code)

Debt Securities
(Title of the Indenture Securities)

GENERAL

    1.  General Information  Furnish the following information as to the Trustee.

  (a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

      Yes

    2.  AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS  If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

      None

    See Note following Item 16.

    Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

    16.  LIST OF EXHIBITS  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.
Copy of Articles of Association.*

2.
Copy of Certificate of Authority to Commence Business.*

3.
Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).*

4.
Copy of existing By-Laws.*

5.
Copy of each Indenture referred to in Item 4. N/A.

6.
The consents of the Trustee required by Section 321(b) of the act.

7.
Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

*
Incorporated by reference to Registration Number 333-30939.

NOTE

    The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. Bank National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 9th day of October, 2001.

U.S. BANK NATIONAL ASSOCIATION
/s/ Julie Eddington Julie Eddington Assistant Vice President

/s/ Joel Geist Joel Geist Assistant Secretary

EXHIBIT 6

CONSENT

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 9, 2001

U.S. BANK NATIONAL ASSOCIATION
/s/ Julie Eddington Julie Eddington Assistant Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2001

($000's)

6/30/2001
Assets
Cash and Due From Depository Institutions	$3,561,101
Federal Reserve Stock	0
Securities	4,731,459
Federal Funds	1,058,080
Loans & Lease Financing Receivables	62,250,889
Fixed Assets	558,051
Intangible Assets	5,316,987
Other Assets	2,975,129

Total Assets	$80,451,696
Liabilities
Deposits	$52,892,333
Fed Funds	1,342,118
Treasury Demand Notes	0
Trading Liabilities	90,576
Other Borrowed Money	11,563,493
Acceptances	138,422
Subordinated Notes and Debentures	2,430,442
Other Liabilities	1,542,375

Total Liabilities	$69,999,759
Equity
Minority Interest in Subsidiaries	$766,058
Common and Preferred Stock	321,551
Surplus	6,094,941
Undivided Profits	3,269,387

Total Equity Capital	$10,451,937
Total Liabilities and Equity Capital	$80,451,696

To the best of the undersigned's determination, as of this date the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Julie Eddington Assistant Vice President

Date: October 22, 2001

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GENERAL
NOTE
SIGNATURE
EXHIBIT 6 CONSENT
  Exhibit 7